Exhibit 99.1

Investor Contact:	Media/Analyst Contact:
Patricia Menchaca	Shauli Chaudhuri
(408) 321-3890	(408) 321-3835
pmenchaca@intellsync.com	shaulic@intellisync.com

INTELLISYNC ANNOUNCES FOURTH QUARTER RESULTS AND RECORD REVENUE

FOR FISCAL 2005

— Carrier Customers Fuel Growth; Q4 Revenue from Carriers Increases 85% Over Prior Quarter,

Accounting For 30% of Total Q4 Revenue

— Intellisync Becomes Platform-Independent Wireless Messaging Leader in FY2005; Characterized By

Record Subscribers, Product Awards and Enterprise and Carrier Wins

SAN JOSE, CA (08/30/05) – Intellisync Corporation (Nasdaq: SYNC), the leader in platform-independent wireless messaging and mobile software, today announced financial results for the fourth quarter and fiscal year ended July 31, 2005. Total revenue for the fourth quarter 2005 was $15.7 million, representing an 18 percent increase over the same period last year. Total revenue for the fiscal year ended July 31, 2005 was $59.5 million, a 41 percent increase as compared to $42.3 million for 2004.

On a GAAP basis, net loss was $4.6 million ($0.07 per share) for fiscal Q4, compared to net loss of $1.8 million ($0.03 per share) for the same period last year, and a net loss of $4.4 million ($0.07) in the prior quarter. For fiscal Q4, on a non-GAAP basis, Intellisync posted a net loss of $1.6 million ($0.02 per share), compared to net income of $364,000 ($0.00 per share) for the same period last year, and a net loss of $2.0 million ($0.03 per share) in the prior quarter.

For fiscal year 2005, on a GAAP basis, net loss for 2005 was $13.4 million ($0.20 loss per share), compared to a net loss for the prior year of $9.5 million ($0.16 loss per share). On a non-GAAP basis, net loss for 2005 was $3.8 million ($0.06 per share), compared to net income of $0.5 million ($0.01 per share) for the prior year. A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements included in this release.

The Company also provided a breakdown of revenues by market. For fiscal Q4, carrier revenues represented 30 percent of the Company’s total revenue, representing an 85 percent increase from the prior quarter. For fiscal 2004, less than 3% of its total revenues were derived from carriers. The remainder of Q4 revenues was derived from the Company’s direct sales into the enterprise market, sales through other channels and licensing agreements, and direct sales to end-users.

For fiscal Q4, carrier revenue represented 30 percent of the Company’s total revenue, representing an 85 percent increase from the prior quarter. For fiscal 2004, less than 3 percent of the Company’s total revenues were derived from carriers. The remainder of Q4 2005 revenues was derived from the Company’s direct sales into the enterprise market, sales through other channels and licensing agreements, and direct sales to end-users.

“This last fiscal year has been monumental for Intellisync,” said Woodson “Woody” Hobbs, Intellisync’s President and Chief Executive Officer. “We established Intellisync as the leader in platform-independent wireless messaging and mobile software. We entered the carrier market full-force, winning deals with some of the top worldwide carriers, and growing carrier revenues by eight-fold for the year. We’re very proud of the fact that we’ve penetrated the carrier market achieving substantial revenue growth with what we believe is an efficient and minimal use of our cash. We introduced new technologies that we believe will open up new markets for Intellisync and secured prestigious industry awards and industry analyst recognition. The Intellisync brand became well recognized by mobile decision-makers in big companies and carriers around the world.

“And we’re just getting started,” Hobbs added. “The markets that we serve are growing rapidly and we believe we are at the beginning of new growth stage in the mobile software industry. Our success in the carrier marketplace in fiscal 2005 has provided a terrific platform for our future, which we believe will enable Intellisync to achieve record revenues in fiscal 2006 and profitability within the next twelve months.”

Keith Kitchen, Intellisync’s Chief Financial Officer, added, “The investments we have made in products, operations and sales and marketing over the last year are beginning to show dividends in our financial metrics. In fiscal 2006, we intend to further optimize our execution and operations and accelerate our pace of innovation that will help continue our leadership in the enterprise and wireless carrier markets. We believe that our continued growth, combined with expected operational efficiency, will allow Intellisync to begin to report profitable quarters during our fiscal 2006.”

Fourth Quarter and Fiscal Year 2004 Revenue Highlights:

•	Fourth quarter total revenue up 18 percent from prior fiscal year

•	Fourth quarter carrier revenue up 85 percent from previous quarter

•	Fourth quarter carrier revenue represented 30 percent of total revenue

•	Fiscal year 2005 total revenue up 41 percent from prior fiscal year

•	Fiscal year 2005 carrier revenue up eight-fold from prior fiscal year

Recent accomplishments and major milestones for fiscal 2005:

•	Intellisync reported that it had agreements in place with 35 carriers worldwide, including Verizon Wireless, Sprint, Eurotel, France Telecom, Bell Mobility, TIM, MTS Communications and Orange.

•	Intellisync achieved record subscriber growth in fiscal 2005, reporting over 500,000 wireless email seats.

•	Based on the Company’s estimates, Intellisync became the second-largest provider of wireless push email in the world with 12 percent market share, second only to Research In Motion. The Company also asserted that, based on its recent growth in mobile push email, the open nature of its mobile software, and an analysis of total available wireless email seats as reported by other providers, Intellisync cemented its position as the number one platform-independent wireless messaging solution provider in the world.

•	Intellisync acquired PDAapps, Inc., makers of VeriChat, the mobile instant messaging solution for all Palm OS devices, Pocket PC devices, Symbian devices and RIM Blackberry devices.

•	With the acquisition of Tourmaline Networks, Inc., a privately held developer and the largest provider of QUALCOMM-based BREW® email products to mobile operators around the world, Intellisync now offers wireless push email for regular BREW-enabled mobile phones.

•	Intellisync now has over 126 patents issued that cover the company’s intellectual property for push email and data synchronization for both wireless and wired communications.

•	Enterprise customers who have selected Intellisync’s wireless deployment platform during the fiscal year include: Target, GMAC, Rockwell Automation, Cathay Pacific Airways Limited, Sesame Workshop, Computer Software Architects (CSA), Electrolux Home Products, Union Pacific, Unisys, Ericsson and Hawaiian Airlines.

•	Intellisync announced that over 20 leading CRM application developers are “Powered by Intellisync™”, including Siebel, Oracle/PeopleSoft, Salesforce.com, Amdocs, NetSuite & RightNow.

•	Intellisync launched Wireless Email Express™, a hosted service based on an ASP model, that enables true wireless push email with the same large enterprise-class security and features as that of the award-winning Intellisync Mobile Suite™ product.

•	Intellisync secured prestigious industry awards and industry analyst recognition, some of which include being positioned in the “Leadership” quadrant of IDC’s study on the worldwide mobile middleware market, featured by Gartner as a “Challenger” in their highly regarded ‘magic quadrant’ on wireless email and winning the top grade in Network Computing Magazine’s Mobile Messaging Gateways’ review.

Teleconference and Webcast Details for August 30

Teleconference Dial-In – 5:00 p.m. ET:

Domestic/International: 1-973-582-2749

Replay Details:

Domestic/International: 1-973-341-3080

Conference ID No. 6315471

Webcast Details:

www.intellisync.com/investors

Supplemental fourth quarter and year end information will be available today shortly after 4 p.m. Eastern Time at www.intellisync.com/investors

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (Nasdaq: SYNC) is a leading provider of wireless email and mobile platforms to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry’s top awards by providing seamless synchronization; secure wireless email, device control and mobility management software that connects nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, Guidant, Microsoft, NTT DoCoMo, Oracle | PeopleSoft, Pfizer, Target, T-Mobile, Union Pacific, Verizon Wireless, Vivo and Yahoo! For more information, please visit www.intellisync.com.

The forward-looking statements above in this news release, including statements related to the Company’s ability to open new markets for its products, the beginning of a new growth stage in the mobile software industry, the Company’s ability to achieve record revenues in fiscal 2006 and profitability within the next twelve months, the Company’s ability to optimize execution and operations and accelerate its pace of innovation, the Company’s ability to continue its leadership in the enterprise and carrier markets, and continued growth and operational efficiency, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for the Company’s products and services, the integration of the Company’s products with carrier and enterprise solutions, inability of the Company to integrate new technologies, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of the Company’s acquisitions, realization of the anticipated benefits of actions taken to reduce cost and generate operational efficiency, the impact of changes to stock based compensation pursuant to FASB’s statement of financial accounting standards No. 123R, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2004 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. In addition, Intellisync has not completed its Form 10-K review process for the fiscal year ended July 31, 2005 and, accordingly the operating results for the year in this press release may be adjusted upon completion of its review. Actual operating results for the period could be different based on factors such as purchase price allocation related to its acquisition of PDAapps, Inc. in the fourth fiscal quarter and its provision for income taxes.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JULY 31,		TWELVE MONTHS ENDED JULY 31,
	2005	2004	2005	2004
Revenue
License	$10,582	$7,956	$39,244	$28,292
Services	5,121	5,326	20,254	14,016

Total revenue	15,703	13,282	59,498	42,308

Cost and operating expenses:
Cost of revenue	2,666	2,335	10,082	7,994
Amortization of purchased technology	1,168	1,150	4,683	2,693
Research and development	3,786	3,368	14,604	11,429
Sales and marketing	7,506	5,070	27,557	16,522
General and administrative	2,658	1,743	9,036	6,964
In-process research and development	220	—	220	3,667
Amortization of other intangible assets	1,063	956	4,239	1,959
Non-cash stock compensation (recovery)	(16)	16	(25)	745
Other charges	505	—	505	929

Total cost and operating expenses	19,556	14,638	70,901	52,902

Operating loss	(3,853)	(1,356)	(11,403)	(10,594)
Other income (expense), net	(487)	(181)	(1,206)	44
Litigation settlement, net	—	—	—	1,576

Loss before income taxes	(4,340)	(1,537)	(12,609)	(8,974)
Provision for income taxes	(233)	(221)	(805)	(481)

Net loss	$(4,573)	$(1,758)	$(13,414)	$(9,455)

Net loss per share:
Basic and diluted	$(0.07)	$(0.03)	$(0.20)	$(0.16)

Shares used in per share calculation:
Basic and diluted	66,635	64,070	65,750	57,732

Supplemental non-GAAP information (1):
Net loss	$(4,573)	$(1,758)	$(13,414)	$(9,455)
Amortization of purchased technology	1,168	1,150	4,683	2,693
In-process research and development	220	—	220	3,667
Amortization of other intangible assets	1,063	956	4,239	1,959
Non-cash stock compensation (recovery)	(16)	16	(25)	745
Other charges	505	—	505	929

Non-GAAP income (loss)	$(1,633)	$364	$(3,792)	$538

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.02)	$0.00	$(0.06)	$0.01

Shares used in per share calculation:
Basic	66,635	64,070	65,750	57,732

Diluted (2)	66,635	83,654	65,750	68,890

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(2)	For the three and twelve months ended July 31, 2004, the shares used in per share calculation - diluted include weighted average of common shares outstanding, weighted average of outstanding stock options, and the 15 million shares issuable upon conversion of the 3% convertible senior notes.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	JULY 31, 2005	JULY 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$19,533	$12,991
Short-term investments	19,319	40,657
Accounts receivable, net	13,682	10,380
Inventories, net	46	69
Other current assets	3,190	2,485

Total current assets	55,770	66,582
Property and equipment, net	3,028	1,540
Goodwill, net	68,474	65,288
Other intangible assets, net	25,946	29,828
Restricted cash	4,306	4,032
Other assets	3,269	3,084

TOTAL ASSETS	$160,793	$170,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,584	$1,562
Accrued liabilities	7,569	7,482
Current portion of obligations under capital lease	153	51
Deferred revenue	7,396	5,639

Total current liabilities	17,702	14,734

Obligations under capital lease	206	144
Long-term deferred revenue	228	155
Convertible senior notes	57,531	58,443
Other liabilities	2,915	2,487

Total liabilities	78,582	75,963

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 shares authorized; 66,639 and 65,592 shares issued and outstanding at July 31, 2005 and 2004, respectively	67	66
Additional paid-in capital	227,014	225,832
Accumulated deficit	(144,530)	(131,116)
Other comprehensive loss	(340)	(391)

Total stockholders’ equity	82,211	94,391

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,793	$170,354